EXHIBIT 21

                         Subsidiaries of the Registrant

                         SUBSIDIARIES OF THE REGISTRANT


                          Jurisdiction of Incorporation      Name Under Which
Name                              of Origination           Business is Conducted
----                              --------------           ---------------------

First Carnegie Deposit             United States                   (1)

Fedcar, Inc. (2)                   Pennsylvania                    (1)


--------------
(1)   Same as corporate name
(2)   Subsidiary of First Carnegie Deposit.